Exhibit 99.1

For Immediate Release
Contact:
Dennis Craven (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces Fourth-Quarter and Full-Year 2006 Earnings

PALM BEACH, Fla., February 22, 2007—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced results for the three and 12 month periods ended December 31, 2006.

	Q4 2006	Q4 2005	% Change*	YTD 2006	YTD 2005	% Change*
Total revenue	$75,870	$60,917	25%	$286,713	$247,181	16%
Net income (loss) applicable to common shareholders	$189	$(126)	250%	$18,962	$11,059	71%
Diluted income (loss) per share	$0.00	$(0.00)	—%	$0.42	$0.26	62%
Funds from operations (FFO)	$11,198	$9,002	24%	$60,195	$49,380	22%
Adjusted FFO	$11,198	$9,010	24%	$59,749	$52,565	14%
Diluted FFO per share	$0.23	$0.21	10%	$1.26	$1.05	20%
Adjusted FFO per share	$0.23	$0.21	10%	$1.25	$1.12	12%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$23,397	$18,819	24%	$100,153	$84,645	18%
Adjusted EBITDA	$23,397	$18,827	24%	$99,631	$86,329	15%

*	In thousands, except per share and percentage change data

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail and reconciled to net income applicable to common shareholders later in this press release.

Adjusted FFO, Adjusted FFO per chare and Adjusted EBITDA exclude other charges and discontinued operations.

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Operating Results

Revenue per available room (RevPAR) for the 2006 fourth quarter at the company’s 67 comparable hotels improved 7.4 percent to $78.45, led by a 7.7 percent increase in average daily rate (ADR) to $112.77, slightly offset by a 20-basis-point decline in occupancy to 69.6 percent. The 2006 fourth quarter comparable hotels exclude the Boston Bulfinch, which was acquired in the fourth quarter of 2005, two hotels in Montvale and Atlantic City, N.J. currently closed and being converted to the Courtyard by Marriott brand, and five hotels acquired in the 2006 fourth quarter and another hotel acquired through an unconsolidated joint venture.

For the full year, at the company’s 65 comparable hotels (also excludes the Westin Morristown, N.J. and the Hampton Inn in Louisville, Ky.), Innkeepers reported a 6.9 percent increase in RevPAR to $83.45, with ADR improving 7.4 percent to $111.54, offset by a decline in occupancy of approximately 40 basis points to 74.8 percent.

Gross operating profit (GOP) margins (hotel revenue less hotel expenses, before property taxes and insurance) for the company’s comparable hotels improved 220 basis points in the 2006 fourth quarter to 40.3 percent. For the full year, GOP margins advanced 80 basis points to 44.9 percent from 44.1 percent. For the fourth quarter and full year, GOP flowthrough (increase in GOP compared to the increase in revenue) was 72 percent and 56 percent, respectively.

“We had a strong fourth quarter and full year of organic growth,” said Jeffrey H. Fisher, chief executive officer and president. “Fourth quarter and full year margin growth rebounded nicely from a decline in third quarter margins, reflecting higher profits in our room and food and

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beverage departments. Our margins jumped 220 basis points in the fourth quarter and were a robust 44.9 percent for the year. Although high insurance costs and energy costs remain unpredictable, we believe they have stabilized and see continued margin growth opportunities in 2007. FFO was in line with consensus analyst expectations even though FFO was negatively impacted by nearly $0.02 per share for write-offs associated with foregone development deals.

“For the twelfth consecutive quarter, our Silicon Valley properties have experienced positive RevPAR increases, with the last five consecutive quarters of RevPAR gains at the double-digit level,” he said. “These hotels continue as one of our lead growth markets.” RevPAR at the company’s eight Silicon Valley, Calif. hotels improved 16.0 percent in the 2006 fourth quarter, reflecting a 2.6 percentage point rise in occupancy to 75.2 percent and an 11.9 percent advance in ADR to $125.32. For the full year, the Silicon Valley properties experienced a 19.3 percent increase in RevPAR, driven by a 6.3 percentage point increase in occupancy to 80.6 percent and a 9.8 percent rise in ADR to $121.50. Excluding Silicon Valley, RevPAR for the company’s comparable hotels increased 5.7 percent in the 2006 fourth quarter and 4.6 percent for the full year 2006. “We continue to see significant upside in Silicon Valley, both from current local market conditions and because results remain well below the last historical peak,” he said.

“Other strong performing markets include Seattle and Chicago, where we have four hotels each in those markets. RevPAR at our hotels in these markets increased 16.8 percent and 12.8 percent, respectively, in the quarter and 11.0 percent and 12.4 percent, respectively, for the year. We look for these markets to continue to outperform the industry in 2007.

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Acquisitions/Development Update

The company acquired interests in six hotels with 1,441 rooms for a total of $259 million in the 2006 fourth quarter in three separate transactions. Four hotels in Southern California—two Residence Inns and two Hilton hotels—aggregating 931 rooms were purchased for $215 million. The 155-room Sheraton Rockville in Maryland was acquired for approximately $23.5 million. The 355-room Sheraton Capital Center Hotel in Raleigh, N.C., of which the company owns 49 percent, was purchased in a joint venture with Gencom Group, a private, Miami-based hospitality investment firm, for approximately $42.0 million, which includes $5 million for renovations that are under way.

Innkeepers currently has two hotels closed and undergoing renovation and one new property under construction. The company expects to open the renovated Montvale, N.J. property as a Courtyard by Marriott on May 1, 2007 and its Atlantic City hotel as a Courtyard by Marriott on July 1, 2007. The under-construction, 150-suite Embassy Suites in Valencia, California also is expected to open in July 2007.

“Hotel real estate prices remain at historical highs, which makes development more attractive,” Fisher said. “We have the expertise to acquire and develop and have active pipelines in both arenas. Our core products will continue to be premium brands in the upscale extended-stay sectors, as well as select-service and full-service properties in urban markets with multiple demand generators and high barriers to new competition.

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“The three hotels that will open in 2007 and potential new development projects will give us substantial embedded growth for the next two to three years as they ramp up,” he said. Fisher noted that the company is considering the divestiture of certain hotels in the its portfolio. “The active acquisition and development pipeline as well as any potential divestitures are a continuation of our stated long-term strategy to transform the overall quality of our portfolio by deploying our capital into newer, more profitable assets that will position us for strong future growth and improve the overall operating margins of our portfolio.”

Renovations and Hyatt Summerfield Suites Investment

“We invested approximately $22 million in renovations in 2006 to keep our properties fresh and competitive and expect to invest approximately $36 million in 2007,” Fisher commented.

“Included in the $36 million is approximately $11 million to substantially upgrade our five Hyatt Summerfield Suites properties,” he noted. “We have been sitting on the sidelines regarding upgrading the hotels until the Hyatt plans were unveiled. We have great confidence in the Hyatt brand and believe these hotels, which are in high-barrier-to-new-competition markets, will enjoy higher revenues and profits upon completion of the renovation program and will benefit significantly from the expansion and marketing of the brand by Hyatt, its reservation system and the Hyatt Gold Passport guest reward program.”

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Capital Structure

Innkeepers added $237 million in debt associated with the five hotels it acquired in the 2006 fourth quarter as well as the 49 percent equity interest in the unconsolidated joint venture, including $133.7 million in mortgage debt and $104.4 million on the company’s line of credit. At year-end 2006, the company’s average interest rate on its fixed-rate debt interest was 6.84 percent with an average maturity of 6.3 years. The company’s debt to investment in hotels at cost ratio was approximately 39 percent with 77 percent at fixed rates. The company has $87 million available on its unsecured line of credit.

“During 2006, we executed key financing transactions that will support our continued growth,” said Dennis Craven, chief financial officer. “We secured $208.7 million in mortgage debt at an average interest rate of 5.96 percent and a remaining maturity of 9.4 years, and we amended our line of credit to increase our borrowing capacity to $205 million from $135 million and extend its maturity to September 2008.” Craven noted that the company has a $22.0 million term loan maturing in October 2007 that will be repaid with borrowings under the line of credit or possibly new long-term debt.

Dividend

The company raised its quarterly dividend twice in 2006 to $0.23 per common share in the fourth quarter. “We have raised our dividend four times since May 2005,” Fisher said. “We will continue to evaluate the dividend each quarter based on projections for continued sustainable growth and our confidence in the economy, the hotel industry and the quality of our portfolio. Based on current projections, we anticipate a slight increase in the quarterly dividend later in the year barring unforeseen economic or political issues.”

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Earnings Guidance

“Innkeepers enjoyed its third consecutive year of significant organic hotel growth, acquisitions and development,” Fisher noted. “Forecasts by industry experts point to continued robust growth in 2007 and 2008. Our operators currently see nothing in our markets that would dampen the outlook for our portfolio over the foreseeable future. We will continue to aggressively pursue our multi-faceted strategy of internal growth, opportunistic acquisitions and development.”

The company provides the following range of estimates for the first quarter and full-year 2007, based on assumed RevPAR growth of 5 percent to 7 percent for the first quarter and 6 percent to 8 percent for the full year. Forecasted financial results do not include any assumptions of future acquisitions, developments, dispositions or capital markets transactions:

•	Net income applicable to common shareholders of $2.1 million to $3.1 million for the first quarter and $26.6 million to $30.0 million for the full year;

•	Diluted income per share of $0.05 to $0.07 for the first quarter and $0.56 to $0.64 for the full year;

•	FFO per share of $0.27 to $0.29 for the first quarter and $1.45 to $1.53 for the full year;

•	EBITDA of $25.5 million to $27.0 million for the first quarter and $123.5 million to $127.0 million for the full year;

•	Incentive management fees to Innkeepers Hospitality of $1.0 to $1.5 million for the full year (none in the first quarter);

•	Capital expenditures of $36 million, excluding conversions and developments

See reconciliations of net income applicable to common shareholders to FFO per share, Adjusted FFO per share and Adjusted EBITDA included in the tables of this press release. FFO per share, Adjusted FFO per share, and Adjusted EBITDA are not GAAP financial measures and are discussed in further detail in this press release.

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The company will hold a web cast of its fourth quarter 2006 conference call today, February 22, 2007, at 10 a.m. Eastern time. Interested parties may go to the company’s Web site and click on Conference Calls. They also may listen to an archived web cast of the conference call on the Web site, or may dial (800) 405-2236, pass code 11082877, to hear a telephone replay. The archived web cast and telephone replay will be available through March 1, 2007.

Innkeepers USA Trust owns 75 hotels with a total of 9,904 rooms or suites and one 355-room hotel in which it owns a 49 percent equity interest in 21 states and Washington, D.C., and focuses on acquiring or developing premium-branded upscale extended-stay and select-service hotels, the core of the company’s portfolio; selected full-service hotels; and turn-around opportunities for hotels that operate under or can be converted to the industry’s leading brands. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA. The following explains why we believe these measures, when considered along with earnings per share, calculated in accordance with GAAP, help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO, FFO per share,

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Adjusted FFO (defined below) and Adjusted FFO per share provide useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other real estate investment trusts use FFO as a measure of their financial and operating performance, and therefore provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including discontinued operations and impairment losses. FFO, Adjusted FFO, FFO per share, Adjusted FFO per share are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. Many other businesses measure their performance, in part, by their EBITDA results, which provide another basis for comparison between companies. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions. EBITDA and Adjusted EBITDA are reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies.

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These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures should only be used in conjunction with GAAP measures.

Forward-Looking Statement Safe Harbor

This press release, and other publicly available information on the company, includes forward looking statements within the meaning of federal securities law. These statements include terms such as “should”, “may”, “believe” and “estimate”, or assumptions, estimates or forecasts about future hotel and company performance and results, and the company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the company engages in a number of related party transactions that create conflicts of interest, (ii) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses), (iii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices, or changes in domestic or international political environments negatively affect the travel industry and the company, (iv) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Northern NJ, Washington, DC, etc.), (v) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (vi) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vii) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (viii) risk that the company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (ix) risks that the company may be uninsured or underinsured against property, casualty or other risks that may negatively affect its properties, or business, including but not limited to earthquakes or hurricanes; (x) risks related to an increasing focus on development, including permitting risks, increasing the proportion of company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (xi) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the company’s hotels in particular, (xii) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements,

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and (xiii) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting wages, taxes or dividends, compliance with building codes, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.). The company undertakes no obligation to update any forward looking statement to reflect actual results, changes in the company’s expectation, or for any other reason.

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
Revenue:
Hotel operating
Rooms	68,856	56,297	266,231	232,489
Food and beverage	4,225	2,354	11,242	6,254
Telephone	382	390	1,448	1,756
Other	2,125	1,746	7,100	6,156
Corporate
Other	282	130	692	526

Total revenue	75,870	60,917	286,713	247,181

Expenses:
Hotel operating
Rooms	14,405	12,714	54,016	49,382
Food and beverage	3,048	1,997	8,430	4,947
Telephone	892	794	3,159	2,938
Other	929	663	3,214	2,643
General and administrative	7,995	6,365	28,365	23,797
Franchise and marketing fees	4,432	3,948	18,115	16,210
Amortization of deferred franchise conversion	292	292	1,169	1,240
Advertising and promotions	3,072	2,371	9,933	8,323
Utilities	3,511	3,038	13,548	11,610
Repairs and maintenance	4,097	3,352	13,778	12,584
Management fees	2,266	1,812	8,596	7,381
Amortization of deferred lease acquisition	131	131	523	523
Insurance	403	405	1,705	1,541
Corporate
Depreciation	10,908	9,130	38,909	35,356
Amortization of franchise fees	25	17	92	68
Ground rent	148	144	567	535
Interest	8,499	4,981	23,930	18,817
Amortization of loan origination fees	238	219	887	870
Property taxes and insurance	4,236	2,698	13,865	11,264
General and administrative	3,135	1,999	11,455	8,343
Other charges	—	—	(446)	3,053

Total expenses	72,662	57,069	253,810	221,425

Income before minority interest and loss of unconsolidated entity	3,209	3,848	32,903	25,756
Minority interest, common	26	2	(222)	(193)
Minority interest, preferred	—	(1,068)	(2,049)	(4,273)
Equity in loss of unconsolidated entity	(145)	—	(145)	—

Income from continuing operations	3,089	2,782	30,487	21,290
Income (loss) from discontinued operations	—	(8)	—	(132)
Gain on sale of assets from discontinued operations	—	—	75	1,501

Net income	3,089	2,774	30,562	22,659
Preferred share dividends	(2,900)	(2,900)	(11,600)	(11,600)

Net income (loss) applicable to common shareholders	$189	($126)	$18,962	$11,059

Earnings per share data:
Basic – continuing operations	$0.00	$0.00	$0.43	$0.23

Basic	$0.00	$0.00	$0.43	$0.26

Basic – weighted average shares	45,152,152	42,730,979	44,211,475	41,962,899

Diluted – continuing operations	$0.00	$0.00	$0.42	$0.23

Diluted	$0.00	$0.00	$0.42	$0.26

Diluted – weighted average shares	47,226,082	43,125,786	45,453,173	42,266,403

INNKEEPERS USA TRUST

CALCULATION OF FFO, ADJUSTED FFO, EBITDA, ADJUSTED EBITDA AND RECONCILIATION TO NET INCOME APPLICABLE TO COMMON SHAREHOLDERS

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	$188	($126)	$18,962	$11,059
Depreciation	10,908	9,130	38,909	35,356
Depreciation in unconsolidated entity	128	—	128	—
Gain on sale of assets from discontinued operations	—	—	(75)	(1,501)
Minority interest, preferred	—	—	2,049	4,273
Minority interest, common	(26)	(2)	222	193

Diluted FFO	$11,198	$9,002	$60,195	$49,380

Weighted average number of common shares and common share equivalents	47,841,212	43,125,786	47,800,218	46,911,391

FFO per share	$0.23	$0.21	$1.26	$1.05

FFO	11,198	9,002	60,195	49,380
Other charges	—	—	(446)	3,053
Discontinued operations	—	8	—	132

Adjusted FFO	$11,198	$9,010	$59,749	$52,565

Adjusted FFO per share	$0.23	$0.21	$1.25	$1.12

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005	2006	2005
CALCULATION OF EBITDA
Net income applicable to common shareholders	$188	($126)	$18,962	$11,059
Interest	8,499	4,981	23,930	18,817
Depreciation and amortization	11,708	9,998	43,261	38,703
Depreciation in unconsolidated entity	128	—	128	—
Minority interest, common	(26)	(2)	222	193
Minority interest, preferred	—	1,068	2,049	4,273
Preferred share dividends	2,900	2,900	11,600	11,600

EBITDA	$23,397	$18,819	$100,152	$84,645

Other charges	—	—	(446)	3,053
Discontinued operations	—	8	—	132
Gain on sale of hotels included in discontinued operations	—	—	(75)	(1,501)

Adjusted EBITDA	$23,397	$18,827	$99,631	$86,329

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2006	December 31, 2005
ASSETS
Investment in hotels:
Land and improvements	$183,132	$150,375
Buildings and improvements	963,997	754,131
Furniture and equipment	125,030	106,944
Renovations in process	25,971	4,534
Hotels under development	16,562	4,413

	1,314,692	1,020,397
Accumulated depreciation	(265,453)	(230,139)

Net investment in hotels	1,049,239	790,258

Cash and cash equivalents	10,485	11,897
Restricted cash and cash equivalents	7,064	6,675
Investment in unconsolidated entity	4,132	—
Accounts receivable, net	5,991	6,124
Prepaid	4,249	2,478
Deferred and other	20,846	19,546

Total assets	$1,102,006	$836,978

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$515,290	$269,426
Accounts payable and accrued expenses	26,987	15,956
Payable to manager	176	236
Franchise conversion fee obligations	9,660	10,714
Distributions payable	13,110	9,645

Total liabilities	565,223	305,977

Minority interest in Partnership	19,112	47,982

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000	145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 45,732,800 and 42,939,086 issued and outstanding	457	429
Additional paid-in capital	507,384	460,873
Unearned compensation	—	(1,939)
Distributions in excess of earnings	(135,170)	(121,344)

Total shareholders’ equity	517,671	483,019

Total liabilities and shareholders’ equity	$1,102,006	$836,978

INNKEEPERS USA TRUST

DEBT COMPOSITION

As of December 31, 2006

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date		Encumbered Properties
Unsecured Line of Credit(1)	$107,000	6.85%		September 2008		—
Industrial Revenue Bonds(1)	10,000	3.70%		December 2014		—
Term Loan #1	21,962	8.17%		October 2007		8
Term Loan #2	33,484	8.15%		March 2009		8
Term Loan #3	27,486	7.02%		April 2010		7
Term Loan #4	44,403	7.16%		October 2009		6
Term Loan #5	48,749	7.75%		January 2011		6
Mortgage Loan	12,310	10.35%		June 2010		1
Mortgage Loan	75,000	6.03%		September 2016		3
Mortgage Loan	13,700	5.41%		July 2010		1
Mortgage Loan	120,000	5.98%		October 2016		3
Adjustments (4)	1,196	—		—		—
TOTAL	$515,290	6.78	%(2)	6.3 years	(3)	43	(5)

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%
(2)	Weighted average calculated using the stated interest rate
(3)	Weighted average maturity of debt, excluding the unsecured line of credit
(4)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)
(5)	Does not include the Sheraton Raleigh, of which we own a 49% interest, which is encumbered but not consolidated

INNKEEPERS USA TRUST

OTHER DATA

(in thousands, except shares data)

	December 31, 2006	December 31, 2005
CAPITALIZATION
Common share market capitalization	$746,000	$698,000
Total equity market capitalization	$891,000	$1,097,000
Common share closing price	$15.50	$16.00
Common share dividend(1)	$0.73	$0.46
Common share dividend yield(1)	4.7%	2.9%
Preferred share closing price	$25.22	$24.43
Preferred share dividend(2)	$2.00	$2.00
Preferred share dividend yield(2)	7.9%	8.2%

DEBT COVERAGE
Debt weighted average interest rate	6.8%	7.2%
Debt to investment in hotel properties, at cost	39%	26%
Debt and preferred shares to investment in hotel properties	50%	41%

LIQUIDITY/FLEXIBILITY
Debt due 2006	—	$6,000
Debt due 2007	$27,000	$91,000
Debt due 2008 and thereafter	$113,000	$5,000
Debt due 2009 and thereafter	$375,290	$167,426

Unencumbered hotel assets(3)	57%	48%
Unsecured Line of Credit outstanding balance	$107,000	$64,074
Unsecured Line of Credit available balance(4)	$86,500	$59,426

SHARES AND UNITS OUTSTANDING
Common Shares	45,732,800	42,939,086
Common Partnership Units	2,415,248	666,891
Preferred Partnership Units	—	3,884,469
Preferred Shares	5,800,000	5,800,000

(1)	Regular common share dividends declared for the trailing twelve months ended December 31, 2006 and 2005
(2)	Regular annual preferred share dividends
(3)	Based upon the number of hotels, excluding the Sheraton Raleigh
(4)

The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $205 million unsecured line of credit available balance has been reduced by $11.5 million in letters of credit.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

		Three Months Ended December 31,			Twelve Months Ended December 31,
	December 31, 2006	2006	2005	% Inc (dec)	2006	2005	% Inc (dec)
PORTFOLIO(1)
Average Daily Rate		$112.77	$104.73	7.68%	$111.54	$103.82	7.44%
Occupancy		69.57%	69.77%	-0.29%	74.82%	75.18%	-0.48%
RevPAR		$78.45	$73.07	7.36%	$83.45	$78.05	6.92%

Number of hotel properties	65
Percent of total rooms	100.0%
Percent of room revenue	100.0%

BY INDUSTRY CLASSIFICATION
Upscale Extended Stay
Average Daily Rate		$113.48	$103.91	9.20%	$112.38	$103.84	8.22%
Occupancy		73.17%	73.74%	-0.78%	77.74%	78.18%	-0.56%
RevPAR		$83.03	$76.63	8.35%	$87.36	$81.18	7.61%

Number of hotel properties	49
Percent of total rooms	74.7%
Percent of room revenue	78.2%

Upscale(1)
Average Daily Rate		$142.31	$128.42	10.82%	$135.10	$123.57	9.33%
Occupancy		56.46%	62.32%	-9.41%	67.75%	68.54%	-1.16%
RevPAR		$80.34	$80.03	0.39%	$91.52	$84.70	8.06%

Number of hotel properties	3
Percent of total rooms	5.8%
Percent of room revenue	6.3%

Mid Priced(1)
Average Daily Rate		$99.35	$98.35	1.02%	$100.61	$97.66	3.02%
Occupancy		62.35%	59.06%	5.57%	65.73%	65.68%	0.08%
RevPAR		$61.94	$58.08	6.64%	$66.13	$64.14	3.10%

Number of hotel properties	13
Percent of total rooms	19.6%
Percent of room revenue	15.5%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$113.46	$104.06	9.04%	$112.63	$103.98	8.31%
Occupancy		72.62%	73.26%	-0.88%	77.50%	77.62%	-0.15%
RevPAR		$82.39	$76.23	8.08%	$87.29	$80.71	8.15%

Number of hotel properties	42
Percent of total rooms	63.5%
Percent of room revenue	66.4%

Summerfield Suites (2)
Average Daily Rate		$105.91	$98.66	7.36%	$105.00	$103.98	8.31%
Occupancy		75.96%	76.38%	-54.00%	78.87%	77.62%	-15.00%
RevPAR		$80.45	$75.35	6.77%	$82.81	$80.71	8.15%

Number of hotel properties	6
Percent of total rooms	9.4%
Percent of room revenue	9.3%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	December 31, 2006	2006	2005	% Inc (dec)	2006	2005	% Inc (dec)
Hampton Inn
Average Daily Rate		$102.05	$98.34	3.78%	$102.68	$97.81	4.97%
Occupancy		62.32%	57.37%	8.64%	65.44%	64.42%	1.59%
RevPAR		$63.60	$56.41	12.74%	$67.19	$63.01	6.64%

Number of hotel properties	11
Percent of total rooms	16.7%
Percent of room revenue	13.4%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management
Average Daily Rate		$113.07	$105.18	7.50%	$111.16	$103.67	7.22%
Occupancy		70.29%	70.05%	0.34%	75.21%	75.58%	-0.49%
RevPAR		$79.47	$73.68	7.86%	$83.60	$78.35	6.70%

Number of hotel properties	64
Percent of total rooms	97.3%
Percent of room revenue	97.5%

Third Party Managed
Average Daily Rate		$93.87	$84.63	10.92%	$128.61	$110.53	16.36%
Occupancy		42.31%	59.13%	-28.46%	60.80%	61.02%	-0.36%
RevPAR		$39.71	$50.04	-20.65%	$78.19	$67.44	15.94%

Number of hotel properties	1
Percent of total rooms	2.7%
Percent of room revenue	2.5%

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$109.29	$106.92	2.22%	$110.80	$106.57	3.96%
Occupancy		68.48%	65.15%	5.11%	71.20%	70.39%	1.15%
RevPAR		$74.84	$69.65	7.45%	$78.89	$75.02	5.16%

Number of hotel properties	4
Percent of total rooms	4.6%
Percent of room revenue	4.4%

Middle Atlantic [NY, NJ, PA]
Average Daily Rate		$120.65	$116.34	3.71%	$111.55	$108.88	2.45%
Occupancy		71.65%	67.17%	6.68%	74.58%	74.36%	0.29%
RevPAR		$86.45	$78.14	10.63%	$83.19	$80.97	2.74%

Number of hotel properties	10
Percent of total rooms	14.2%
Percent of room revenue	14.1%

South Atlantic [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$112.53	$108.07	4.13%	$117.82	$109.35	7.74%
Occupancy		61.85%	67.66%	-8.58%	69.67%	72.82%	-4.33%
RevPAR		$69.60	$73.12	-4.81%	$82.09	$79.63	3.08%

Number of hotel properties	15
Percent of total rooms	23.9%
Percent of room revenue	23.5%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	December 31, 2006	2006	2005	% Inc (dec)	2006	2005	% Inc (dec)
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$98.24	$90.03	9.12%	$96.94	$91.62	5.81%
Occupancy		65.92%	68.00%	-3.05%	71.73%	71.57%	0.23%
RevPAR		$64.76	$61.22	5.79%	$69.54	$65.57	6.05%

Number of hotel properties	12
Percent of total rooms	16.7%
Percent of room revenue	13.9%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$96.58	$94.34	2.37%	$92.87	$88.18	5.31%
Occupancy		69.97%	54.79%	27.72%	78.10%	79.68%	-1.98%
RevPAR		$67.58	$51.68	30.75%	$72.53	$70.26	3.23%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue	1.9%

West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$84.90	$81.04	4.76%	$84.22	$81.66	3.13%
Occupancy		81.30%	77.16%	5.37%	87.48%	83.89%	4.29%
RevPAR		$69.02	$62.53	10.39%	$73.67	$68.51	7.55%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue	0.7%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$108.17	$95.41	13.37%	$104.67	$93.30	12.19%
Occupancy		74.48%	78.02%	-4.54%	78.33%	81.92%	-4.38%
RevPAR		$80.56	$74.44	8.22%	$81.99	$76.43	7.27%

Number of hotel properties	5
Percent of total rooms	8.7%
Percent of room revenue	8.5%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$101.40	$89.03	13.90%	$100.46	$92.58	8.51%
Occupancy		71.52%	73.56%	-2.78%	76.26%	76.00%	0.35%
RevPAR		$72.52	$65.49	10.73%	$76.61	$70.36	8.89%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue	3.3%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$123.44	$110.94	11.27%	$121.38	$110.63	9.72%
Occupancy		75.62%	74.51%	1.49%	80.37%	78.01%	3.03%
RevPAR		$93.34	$82.66	12.92%	$97.56	$86.30	13.05%

Number of hotel properties	14
Percent of total rooms	25.4%
Percent of room revenue	29.7%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	December 31, 2006	2006	2005	% Inc (dec)	2006	2005	% Inc (dec)
BY SELECTED MSA
Atlanta
Average Daily Rate		$107.61	$105.08	2.41%	$107.93	$99.18	8.82%
Occupancy		68.30%	70.85%	-3.60%	74.33%	73.67%	0.90%
RevPAR		$73.50	$74.45	-1.28%	$80.23	$73.07	9.80%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue	3.4%

Boston
Average Daily Rate		$103.97	$98.14	5.94%	$103.10	$95.35	8.13%
Occupancy		59.88%	54.53%	9.80%	60.44%	57.59%	4.96%
RevPAR		$62.26	$53.52	16.33%	$62.32	$54.91	13.49%

Number of hotel properties	1
Percent of total rooms	1.3%
Percent of room revenue	0.9%

Chicago
Average Daily Rate		$105.49	$92.09	14.55%	$101.61	$93.10	9.14%
Occupancy		65.61%	66.64%	-1.56%	71.24%	69.20%	2.94%
RevPAR		$69.21	$61.37	12.77%	$72.38	$64.43	12.35%

Number of hotel properties	4
Percent of total rooms	7.1%
Percent of room revenue	6.1%

Dallas/Ft. Worth
Average Daily Rate		$95.82	$87.37	9.68%	$94.57	$84.33	12.14%
Occupancy		73.53%	78.34%	-6.14%	77.83%	82.44%	-5.59%
RevPAR		$70.46	$68.45	2.94%	$73.61	$69.53	5.87%

Number of hotel properties	4
Percent of total rooms	6.8%
Percent of room revenue	6.0%

Denver
Average Daily Rate		$101.40	$89.03	13.90%	$100.46	$92.58	8.51%
Occupancy		71.52%	73.56%	-2.78%	76.26%	76.00%	0.35%
RevPAR		$72.52	$65.49	10.73%	$76.61	$70.36	8.89%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue	3.3%

Detroit
Average Daily Rate		$95.93	$90.23	6.32%	$98.07	$93.58	4.80%
Occupancy		65.01%	72.26%	-10.03%	69.06%	74.47%	-7.27%
RevPAR		$62.36	$65.20	-4.35%	$67.73	$69.69	-2.82%

Number of hotel properties	3
Percent of total rooms	4.5%
Percent of room revenue	3.7%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	December 31, 2006	2006	2005	% Inc (dec)	2006	2005	% Inc (dec)
Hartford
Average Daily Rate		$112.40	$112.40	0.00%	$114.24	$112.58	1.48%
Occupancy		73.83%	72.83%	1.38%	75.17%	73.79%	1.88%
RevPAR		$82.99	$81.85	1.38%	$85.88	$83.07	3.38%

Number of hotel properties	2
Percent of total rooms	2.4%
Percent of room revenue	2.5%

Philadelphia
Average Daily Rate		$107.24	$101.96	5.18%	$104.66	$101.64	2.97%
Occupancy		79.52%	74.46%	6.80%	78.72%	78.19%	0.68%
RevPAR		$85.28	$75.92	12.33%	$82.39	$79.47	3.67%

Number of hotel properties	4
Percent of total rooms	5.8%
Percent of room revenue	5.7%

Richmond
Average Daily Rate		$100.94	$94.84	6.42%	$103.76	$95.40	8.76%
Occupancy		76.04%	74.23%	2.44%	79.29%	80.53%	-1.54%
RevPAR		$76.75	$70.40	9.02%	$82.27	$76.83	7.08%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue	2.3%

San Francisco/San Jose/Oakland
(Silicon valley)
Average Daily Rate		$125.32	$111.99	11.91%	$121.50	$110.63	9.83%
Occupancy		75.20%	72.57%	3.63%	80.64%	74.25%	8.60%
RevPAR		$94.24	$81.27	15.97%	$97.98	$82.14	19.27%

Number of hotel properties	8
Percent of total rooms	15.0%
Percent of room revenue	17.6%

Seattle/Portland
Average Daily Rate		$123.71	$109.34	13.14%	$123.33	$109.14	13.00%
Occupancy		77.26%	74.83%	3.25%	81.09%	82.53%	-1.74%
RevPAR		$95.58	$81.83	16.81%	$100.01	$90.07	11.03%

Number of hotel properties	4
Percent of total rooms	6.3%
Percent of room revenue	7.6%

Washington, D.C.
Average Daily Rate		$146.87	$135.88	8.09%	$145.37	$134.05	8.45%
Occupancy		64.83%	67.50%	-3.96%	70.72%	71.84%	-1.57%
RevPAR		$95.21	$91.71	3.81%	$102.80	$96.31	6.75%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue	8.3%

(1)

Hotel operating results exclude one hotel property acquired in June 2003 which is closed for conversion to a Courtyard hotel, one hotel property acquired in June 2004 which was converted and opened as a Hampton Inn hotel in August 2005, one hotel property acquired in February 2005 which is closed for conversion to a Courtyard hotel, one Westin hotel acquired in May 2005, the Bullfinch hotel acquired in November 2005 and the six hotels acquired during the fourth quarter of 2006. For the quarter, it excludes the two Courtyard conversions, the Bullfinch hotel and the six hotels acuired during the fourth quarter of 2006. The percentage of total rooms and room revenue calculations are based on the 65 comparable hotels for the twelve months ended December 31, 2006.

(2)	Includes the Sunrise Suites Tinton Falls, NJ.